Exhibit 99.1

COLONY FINANCIAL ANNOUNCES

SECOND QUARTER 2010 FINANCIAL RESULTS

Los Angeles, CA, August 11, 2010/Business Wire/ – Colony Financial, Inc. (NYSE: CLNY) (the “Company”) today announced financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Highlights

•

Second quarter net income and core earnings of $0.25 per basic share and $0.24 per diluted share and adjusted net income of $0.25 per basic and diluted share, excluding the Company’s share of one-time investment transaction costs

•	Completed four transactions during the second quarter representing the investment of $23.2 million of equity capital:

•	Participated in the acquisition of a performing 103-hotel portfolio mezzanine loan at a discounted purchase price of 82% of the unpaid principal balance of approximately $39 million

•

Participated in the origination of a two-year, $9.8 million first mortgage to finance the payoff of eight related non-performing commercial real estate loans at a discounted purchase price of 39% of the aggregate unpaid principal balance

•	Participated in the acquisition of a senior CMBS-related bond at a discounted purchase price of 42% of its face value of approximately $31 million

•	Participated in the acquisition of a German non-performing loan portfolio at a discounted purchase price of 19% of the approximate €43 million aggregate unpaid principal balance of the portfolio

•

Total invested and committed capital to-date has reached $256 million, or 93% of the net proceeds from our IPO and concurrent private placement, having made the following additional investments in the third quarter:

•

In July, participated with affiliates and in partnership with the FDIC to acquire 1,660 loans at a discounted purchase price of approximately 59% of the aggregate unpaid principal balance of approximately $1.85 billion

•

In July, participated in the acquisition of a portfolio of 18 primarily first mortgage non-performing commercial real estate mortgage loans in Germany at a purchase price of approximately 36% of the approximate €107 million aggregate unpaid principal balance of the portfolio.

•	Also in July, completed the secondary purchase of a participation interest in a Hilton mezzanine loan for $3.3 million, consummated and owned solely by the Company

Operating Results

For the second quarter of 2010, equity in income of unconsolidated joint ventures and interest income contributed $5.3 million and $0.5 million, respectively, to total income of $5.8 million. Total expenses for the quarter were $2.2 million. Administrative expenses accounted for $1.2 million, of which administrative expenses reimbursed to the Company’s external manager were $0.3 million. As a result, during the second quarter of 2010, the Company reported net income of $3.6 million, or $0.25 per basic share and $0.24 per diluted share.

Results included $0.1 million of the Company’s pro-rata share of one-time investment transaction costs, which must be fully expensed in the period incurred, and reduce equity in income of unconsolidated joint ventures. Excluding the Company’s pro-rata share of these one-time investment transaction costs, adjusted equity in income of unconsolidated joint ventures and adjusted total income were $5.4 million and $5.9 million, respectively, during the second quarter of 2010. After total expenses of $2.2 million, the Company generated adjusted net income before one-time investment transaction costs of $3.7 million, or $0.25 per basic and diluted share, during the quarter.

Adjusted equity in income of unconsolidated joint ventures, adjusted total income, adjusted net income and adjusted net income per basic and diluted share, each before one-time investment transaction costs, are non-GAAP financial measures that adjust equity in income of unconsolidated joint ventures, total income, net income and net income per basic and diluted share, each as computed in accordance with GAAP, respectively, by eliminating investment transaction costs incurred by our unconsolidated joint ventures in connection with their acquisition of assets. The Company believes that these adjusted income metrics are useful to investors because they present a better understanding of the recurring performance of the assets owned by our unconsolidated joint ventures. The Company has presented reconciliations of these non-GAAP measures to their most directly comparable GAAP counterparts in the financial information that appears later in this release.

“With our investment activity through the end of the 2010 second quarter, we have substantially achieved our objective to fully deploy our IPO equity capital within three quarters,” said Richard Saltzman, the Company’s President and Chief Executive Officer. “We are experiencing increased deal flow that we intend to pursue with our remaining equity capital and a credit facility that we expect to have available during the current quarter.”

Book Value

The Company’s book value per common share on June 30, 2010 was $19.48 before the accrual of deferred underwriting expenses, compared to $19.47 on December 31, 2009. The deferred underwriting expenses relate to our initial public offering, whereby the Company’s manager paid $5.75 million of the underwriting discounts and the underwriters in the initial public offering deferred receipt of $5.75 million in underwriting discounts. The Company has agreed to reimburse its manager, by issuing stock, for the underwriting expenses it paid and to pay the underwriters their deferred underwriting discounts, in cash, if, during any period of four consecutive calendar quarters during the 24 full calendar quarters after the initial public offering, the Company’s Core Earnings for any such four-quarter period exceeds an 8% performance hurdle rate.

The Company’s GAAP book value per common share was $18.70 on June 30, 2010 after giving effect to the deferred underwriting expenses, compared to GAAP book value of $18.68 per common share on December 31, 2009.

Core Earnings

Colony Financial’s Core Earnings, a non-GAAP financial measure, was $3.6 million, or $0.25 per basic share and $0.24 per diluted share, during the second quarter of 2010. Core Earnings is used to compute incentive fees payable to the Company’s manager and the Company believes it is a useful measure for investors to better understand the Company’s recurring earnings from its core business. For these purposes, “Core Earnings” means the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with the formation of the

Company and the Initial Public Offering, including the initial underwriting discounts and commissions and the Additional Underwriting Discount, (iii) the Incentive Fee, (iv) real estate depreciation and amortization, (v) any unrealized gains or losses from mark to market valuation changes (other than permanent impairment) that are included in net income, (vi) one-time events pursuant to changes in GAAP and (vii) non-cash items which in the judgment of management should not be included in Core Earnings. For clauses (vi) and (vii), such exclusions shall only be applied after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors.

Dividend

On June 16, 2010, Colony Financial’s Board of Directors declared a dividend of $0.21 per share of common stock for the quarter ended June 30, 2010. The dividend was paid July 15, 2010, to shareholders of record on June 30, 2010. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis based upon the deployment of the Company’s capital and its taxable earnings and cash flow.

Conference Call

Colony Financial will host a conference call at 7 a.m. PT / 10 a.m. ET on Thursday, August 12, 2010, to discuss results for the second quarter of 2010. To participate in the event by telephone, please dial (877) 941-2068 five to 10 minutes prior to the start time (to allow time for registration) and use conference ID 4329140. International callers should dial (480) 629-9712. A digital replay will be available beginning August 12, 2010, at 10 a.m. PT / 1 p.m. ET, through August 26, 2010, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 4329140. International callers should dial (858) 384-5517 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.colonyfinancial.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Colony Financial, Inc.

Colony Financial is a real estate finance and investment company that is focused primarily on acquiring and originating commercial real estate loans and real estate-related debt at attractive risk-adjusted returns. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). Colony Financial intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Colony Financial is a component of the Russell 2000® and the Russell 3000® indices. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: use of proceeds of the Company’s initial public offering; business and investment strategy; projected operating results and expected yields from our investments; financing and advance rates for the Company’s target assets; expected leverage; general volatility of the securities markets in which the Company invests; expected investments; expected co-investment allocations and related requirements; interest rate mismatches between the Company’s assets and its borrowings used to fund such investments; changes in interest rates and the market value of the Company’s assets; changes in prepayment rates on the Company’s assets; effects of hedging instruments on the Company’s assets; rates of default or decreased recovery rates on the Company’s assets; the degree to which hedging strategies may or may not protect the Company from interest rate volatility; impact of changes in governmental regulations, tax law and rates, and similar matters; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the 1940 Act; availability of investment opportunities in mortgage-related and real estate-related investments and other securities; availability of qualified personnel; estimates relating to the Company’s ability to make distributions to its stockholders in the future; the Company’s understanding of its competition; and market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

Chief Financial Officer

(310) 552-7230

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com

Media Contact:

Kristin Celauro

Owen Blicksilver P.R., Inc.

(732) 433-5200

kristin@blicksilverpr.com

(FINANCIAL TABLES FOLLOW)

COLONY FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2010 (Unaudited)	December 31, 2009
ASSETS
Investments in unconsolidated joint ventures	$223,465	$129,087
Cash and cash equivalents	51,867	157,330
Loan receivable, net	10,931	—
Other assets	4,074	1,112

Total assets	$290,337	$287,529

LIABILITIES AND EQUITY
Liabilities:
Accrued and other liabilities	$937	$1,112
Due to affiliate	1,116	476
Dividends payable	3,072	1,024
Deferred underwriting discounts and commissions payable to underwriters	5,750	5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750	5,750

Total liabilities	16,625	14,112

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 14,631,000 shares issued and outstanding	146	146
Additional paid-in capital	275,276	275,247
Distributions in excess of earnings	(1,157)	(1,424)
Accumulated other comprehensive loss	(700)	(592)

Total stockholders’ equity	273,565	273,377
Noncontrolling interest	147	40

Total equity	273,712	273,417

Total liabilities and equity	$290,337	$287,529

COLONY FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Income
Equity in income of unconsolidated joint ventures	$5,323	$9,238
Interest income	454	624

Total income	5,777	9,862

Expenses
Base management fees	799	1,459
Investment expenses	181	280
Administrative expenses	885	1,814
Administrative expenses reimbursed to affiliate	299	570

Total expenses	2,164	4,123
Foreign exchange loss, net of gain on foreign currency hedge of $61 and $66, respectively	(24)	(52)

Net income	3,589	5,687
Net income attributable to noncontrolling interest	5	7

Net income attributable to common stockholders	$3,584	$5,680

Net income per share:
Basic	$0.25	$0.39

Diluted	$0.24	$0.38

Weighted average number of common shares outstanding:
Basic	14,625,500	14,625,500

Diluted	14,912,500	14,912,500

Dividends declared per common share	$0.21	$0.37

COLONY FINANCIAL, INC.

CORE EARNINGS (Loss) (Unaudited)

(In thousands)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
GAAP Net income attributable to common stockholders	$3,584	$5,680
Adjustment to GAAP net income to reconcile to Core Earnings:
Non-cash equity compensation expense	14	29

Core Earnings	3,598	5,709

Basic Core Earnings per share of common stock	$0.25	$0.39
Diluted Core Earnings per share of common stock	$0.24	$0.38

Basic weighted average common shares outstanding	14,625,000	14,625,000
Diluted weighted average common shares outstanding	14,912,500	14,912,500

COLONY FINANCIAL, INC.

ADJUSTED TOTAL AND NET INCOME (Loss) (Unaudited)

(In thousands)

	Three Months Ended June 30, 2010
	As presented in accordance with GAAP	Adjustment to exclude one-time investment transaction costs	As adjusted
Equity in income of unconsolidated joint ventures	$5,323	102	$5,425
Interest income	454	—	454

Total income	5,777	102	5,879

Less: Total Expenses, foreign exchange loss, net of gain and net income attributable to non-controlling interests	(2,193)	—	(2,193)

Net income attributable to common shareholders	3,584	102	3,686

Basic net income per common share	$0.25	$0.01	$0.25
Diluted net income per common share	$0.24	$0.01	$0.25

Basic weighted average common shares outstanding	14,625,000
Diluted weighted average common shares outstanding	14,912,500

	Six Months Ended June 30, 2010
	As presented in accordance with GAAP	Adjustment to exclude one-time investment transaction costs	As adjusted
Equity in income of unconsolidated joint ventures	$9,238	670	$9,908
Interest income	624	—	624

Total income	9,862	670	10,532

Less: Total Expenses, foreign exchange loss, net of gain and net income attributable to non-controlling interests	(4,182)	—	(4,182)

Net income attributable to common shareholders	5,680	670	6,350

Basic net income per common share	$0.39	$0.05	$0.43
Diluted net income per common share	$0.38	$0.04	$0.43

Basic weighted average common shares outstanding	14,625,000
Diluted weighted average common shares outstanding	14,912,500